UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2013

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

(Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01	Entry into a Material Definitive Agreement

In June 2013, the Company’s field team, headed by its Vice President of Geology, Paulo Roberto Amorim dos Santos Lima, a geologist with more than 40 years of Brazilian field experience, visited and collected samples from an area in the state of Piauí, in northeastern Brazil. In that location, large mineralized outcroppings were first visible after a recent wildfire lowered the vegetation cover. The team collected geochemical samples that were subsequently analyzed by SGS-Geosol, a world-class, leading analytical laboratory whose clients include most of the major global mining companies operating in Brazil. The reported geochemical results from SGS-Geosol proved iron (Fe2O3) concentrations between 66.2% and 71.7%, titanium (TiO2) concentrations between 18.4% and 19.8%, and vanadium (V2O5) concentrations between 0.68% and 0.80%. The Company considered these results to be indicative of significant potential for the property.

On July 30, 2013, the Company’s wholly-owned Brazilian subsidiary, BMIX Participações Ltda. (“BMIXP”), signed a definitive and irrevocable contract with ICL, a Brazilian company formed by the owner of the mineral property, a Brazilian resident. According to the agreement, BMIXP has the exclusive and irrevocable right to develop and own up to 75% of the project in exchange for the performance over time of certain defined geological research steps, as well as the payment, over a period of time, of 875,000 Brazilian reais (approximately US$382,000 as of August 3, 2013) and the equivalent of 125,000 Brazilian reais in common stock of the Company (approximately US$55,000 as of August 3, 2013). If, for any reason, the Company decides to discontinue participation prior to achieving 75% ownership, the Company will be guaranteed a percentage ownership of the project, ranging from 5% to 49%, proportional to the amount of funds disbursed and the amount of geological research done.

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The Company believes that this project is a very significant asset due to the continued global demand for titanium and vanadium as strategic minerals and the world-class, high concentrations observed in samples from the property. A company called Largo Resources, which trades in the Toronto Stock Exchange Venture Board, has a vanadium and titanium property located approximately 25km from this project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: August 5, 2013	By:	/s/ Marc Fogassa

Name: Marc Fogassa
Title: Chief Executive Officer

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